                                                                   EXHIBIT 10.24


CONFIDENTIAL TREATMENT HAS             **Confidential treatment has been
BEEN REQUESTED FOR CERTAIN             requested with respect to the information
PORTIONS OF THIS DOCUMENT              contained within the "[**]" markings.
                                       Such marked portions have been omitted
                                       from this filing and have been filed
                                       separately with the Securities and
                                       Exchange Commission


                              eCommerce Agreement

     This eCommerce Agreement (this "Agreement") is made as of October 15, 1999 (the "Effective Date"), by and between Snowball.com, Inc., a Delaware corporation with principal offices at 250 Executive Park Boulevard, Suite 4000, San Francisco, CA 94134 ("Snowball") and edu.com, inc., a Delaware corporation with principal offices at 125 Lincoln Street, Boston, MA 02111 ("edu.com").

                                  Background

     Snowball owns and operates a network of World Wide Web sites (the "Snowball Network"), including the sties located at IGN.com, ChickClick.com, InsideGuide.com and Powerstudents.com ("Powerstudents Site"). InsideGuide.com and Powerstudents.com are sometimes referred to in this Agreement, collectively, as the "PSN/IG Sites."

     edu.com offers online shopping services to students, providing brand name products and services (collectively, the "Products") at discounts through its World Wide Web site, located at www.edu.com (the "edu.com Site").

     edu.com wishes to establish links from the Powerstudents Site to co-branded pages through which edu.com can offer Products (collectively, the "Co-Branded eCommerce Pages"). edu.com also wishes to obtain certain advertising, promotional and user registration services from Snowball.

     Snowball has agreed to develop and maintain the Co-Branded eCommerce Pages and related links and to provide certain advertising, promotional and user registration services to edu.com, subject to the terms and conditions of this Agreement.

     Now Therefore, the parties agree as follows:

1.   Promotion.
     ---------

     1.1  Snowball Obligations.  Subject to the terms and conditions of this
          --------------------
Agreement:

          a.   Co-Registration.  Users of the PSN/IG Sites will be given
               ---------------
multiple opportunities to register for the PSN/IG Sites by completing a registration form. The registration form will request submission of personal information about the user, including their first name, last name, mailing address, email address, gender, school name, major, graduation year and student identification number (collectively, and as further defined in subsection (g) below, the "User Data"). Prior to the commencement of the registration process, the user will be informed that the User Data will also be submitted to edu.com for registration on the edu.com Site. Snowball will make all User Data for those users that have provided all of the information requested on the registration form available to edu.com electronically, on a weekly basis and in a form and format reasonably requested by edu.com. Snowball reserves the right to add new information fields to its registration forms and the data received by Snowball from those fields will not be included in the User Data.

          b.   edu.com Links.  Snowball will develop, implement and maintain
               -------------
links to the edu.com Site (each, an "edu.com Link") from the PSN/IG Sites, as mutually agreed by the parties. Each edu.com Link will be indicated by, and in the form of, one of the logos or other trademarks attached hereto as Exhibit A
                                                                     ---------
(the "edu.com Marks").

          c.   Banner Advertisements.  Snowball will, at its expense, run co-
               ---------------------
branded banner advertisements "Banner Advertisements" that promote edu.com across the Snowball Network. Each Banner Advertisement will include an edu.com Link.

          d.   Co-Branded eCommerce Pages.  Snowball shall, at its expense,
               --------------------------
develop, implement and maintain the Co-Branded eCommerce Pages, and links to the Co-Branded eCommerce Pages from the Powerstudents Site, as mutually agreed by the parties. edu.com shall pay Snowball for each placement of a third party logo or other promotion or advertising ("Third Party Placement") on the Co-Branded eCommerce Pages (including any Banner Advertisements that will appear on the Co-Branded Pages), as set forth in Exhibit B. Notwithstanding the
                                       ---------
foregoing, edu.com will not be required to pay Snowball for use of third party logos in Banner Advertisements on the Co-Branded eCommerce Pages as long as such Banner Advertisements promote the availability of specific goods and services on the edu.com Site and are co-branded with edu.com.

          e.   Power Products Review.  Snowball will develop and maintain a
               ---------------------
content section on the PSN/IG Sites focusing on various product reviews (the "Product Reviews"). The Product Reviews will feature information about the Products and other content delivered to Snowball by edu.com. Snowball will include a link in the navigational bar of the PSN/IG Sites to enable visitors to link to the Product Reviews.

          f.   E-Mail Blasts.  Snowball will send at least [**] emails to
               -------------
Converted Users ("Email Blasts") on a monthly basis containing information about the Products and other content delivered to Snowball by edu.com, among other material. The each email will include an edu.com Link.

          g.   Registered Users.  Each user who completes the Snowball
               ----------------
registration process described in subsection (a) or who completes edu.com's registration process on a visit to the edu.com Site through any edu.com Link is referred to in this Agreement as a "Registered User." On a weekly basis, edu.com will deliver to Snowball all registration information provided to edu.com by users that complete the edu.com registration process on a visit to the edu.com Site through any edu.com Link. All such information shall be deemed "User Data" for purposes of this Agreement.

          h.   Verification.  Upon receipt of the User Data from Snowball,
               ------------
edu.com will use diligent efforts to verify each such Registered User's status as a student at the institution named by the Registered User. edu.com will make reasonable efforts to complete its verification no later than fifteen (15) business days after its receipt of the

                                       **Confidential treatment has been
                                       requested with respect to the information contained within the "[**]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission

User Data from Snowball. On a weekly basis, edu.com will notify Snowball, in a manner and format reasonably requested by Snowball, of the name of each Registered User whose User Data was received by edu.com and but whose status as a student could not be verified within the fifteen-day period described above. At that time, edu.com will also provide the name of each Registered User who was already registered with the edu.com Site at the time of the verification. edu.com shall be entitled to send one (1) email to each Registered User whose status could not be verified as described in this Section to confirm the applicable User Data. Each Registered User whose status as a student is verified by edu.com and who is not already a registered user of the edu.com Site at the time of such verification is referred to in this Agreement as a "Converted User." The User Data for those Converted Users is referred to in this Agreement as "Converted User Data."

     1.2  Other Promotions.  Snowball and edu.com will work together to develop
          ----------------
and implement co-marketing opportunities to promote the products and services each party offers to users (and prospective users) of the Snowball Network and the edu.com Site. The parties intend that, during the term of this Agreement, the parties will each enjoy comparable marketing opportunities under this Section, at no additional cost unless otherwise agreed by the parties.

     1.3  Delivery.  Any information and other content delivered by edu.com to
          --------
Snowball under this Section 1 shall meet Snowball's reasonable requirements with respect to length, format and delivery schedule, as applicable.

2.   Converted Users.
     ---------------

     2.1  Termination Right.
          -----------------

          a.   First Trigger.  In the event that the number of Converted Users
               -------------
does not exceed [**] in the period beginning the Effective Date and ending on [**], then edu.com will be entitled to terminate this Agreement without further obligation to Snowball (except as described in this Section 2.1) by giving Snowball written notice of its election to terminate by [**]. Such termination will be effective as of [**].

          b.   Second Trigger.  In the event the number of Converted Users does
               --------------
not exceed [**] in the period beginning the Effective Date and ending on [**], then edu.com will be entitled to terminate this Agreement without further obligation to Snowball (except as described in this Section) by giving Snowball written notice of its election to terminate by [**]. Such termination will be effective as of [**], provided that, edu.com will not be required to make the final payment described in Section 1 of Exhibit B.
                           ----------------------

          c.   Related Terms.  If edu.com does not send written notice of its
               -------------
election to terminate under this Section 2.1 by the dates set forth herein, then this Agreement will continue in full force and effect until the end of its term. In the event of any termination under this Section 2.1, the provisions of
Section 8.3 (Effect of


                                       **Confidential treatment has been
                                       requested with respect to the information contained within the "[**]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission

Termination) will apply. If edu.com exercises its rights under this Section, Snowball shall, upon two business days written notice to edu.com, be entitled to review the records of edu.com concerning the verification of the status of each Registered User as a student (as described Section 1.1 of this Agreement). If such audit reveals that edu.com did not have the right to terminate this Agreement under this Section 2.1, then this Agreement will continue in full force and effect until the end of its term.

     2.2  User Data.
          ---------

          a.   Jointly Owned.  Subject to the restrictions in this Section, the
               -------------
Converted User Data shall be deemed to be the property of both of the parties and each party shall be free to license or otherwise exploit such information with no duty of accounting to the other party. All other data collected by Snowball or edu.com shall be deemed to be the property of the collecting party. Both parties acknowledge that any data concerning Converted Users that a party has gathered independent of this Agreement shall not be covered by this Agreement. edu.com acknowledges that the User Data that is not part of the Converted User Data is the sole and exclusive property of Snowball.

          b.   Treatment of Individually Identifiable User Data.  Both parties
               ------------------------------------------------
agree that they will not sell, disclose, transfer, or rent any Converted User Data which identifies, or can be used to identify a specific individual ("Individually Identifiable User Data") to any third party or use any Individually Identifiable User Data on behalf of any third party, without the express permission of the applicable Converted User specifically approving such use. Both parties further agree that they will only use Individually Identifiable User Data themselves in accordance with their respective Terms of Service and Privacy Policies, as posted on the PSN/IG Sites (as amended from time to time) or the edu.com Site (as amended from time to time), as the case may be. In those cases where permission for disclosure of Individually Identifiable User Data has been obtained from the applicable Converted User, both parties shall use all reasonable efforts to implement an "opt out" feature on its own behalf, and an include and enforce through its agreements with third parties a requirement for the inclusion of an "opt out" feature in all e-mail communications generated by, or on behalf of, third party users of the Individually Identifiable User Data.

          c.   Aggregate Data.  Notwithstanding the restrictions above, the
               --------------
parties retain the right to use, sell, disclose, transfer, or rent any Converted User Data as long as such Converted User Data is in an aggregate form that does not include any Individually Identifiable User Data.

3.   Impressions.
     -----------

     3.1  Delivery.  Snowball shall deliver Impressions (as defined below)
          --------
during the term of this Agreement, as follows:

          a.   Co-Branded eCommerce Pages.  Snowball will deliver a minimum of
               --------------------------
[**] Impressions of links on the Snowball Network to the Co-Branded eCommerce Pages and of the Co-branded eCommerce Pages themselves. edu.com acknowledges that Snowball will not specifically track the number of


                                       **Confidential treatment has been
                                       requested with respect to the information contained within the "[**]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission

Impressions of links but instead will reasonably estimate that number for purposes of its performance under this subsection.

          b.   Banner Advertisements.  Snowball will deliver a minimum of [**]
               ---------------------
Impressions of the Banner Advertisements.

          c.   Product Reviews.  Snowball will deliver a minimum of [**]
               ---------------
Impressions of the Product Reviews.

          d.   Email.  In conjunction with the Email Blasts, Snowball will
               -----
deliver a minimum of [**] Impressions through the Email Blasts.

          e.   Definition of Impression.  For purposes of this Agreement,
               ------------------------
"Impression" means the display during a page view of a edu.com Mark or a branded text link (e.g. in banner advertisement or email promotion) which enables the user to link to a Co-branded eCommerce Page or to the edu.com Site.

     3.2  Remedy.  If Snowball fails to provide the minimum number of
          ------
Impressions set forth in this Section 3, edu.com's sole and exclusive remedy and Snowball's sole and exclusive obligation shall be to continue delivering Impressions until it delivers the total number of promised Impressions.

     3.3  Information Rights.  Snowball will provide edu.com with a monthly
          ------------------
report of the Impressions delivered under this Section, in a format to be mutually agreed to by the parties. Snowball will, within five (5) days of written request by edu.com, provide edu.com with documentation supporting the calculation of the number of Impressions set forth in the most recent two reports provided to edu.com under this Section.

4.   edu.com's Obligations.
     ---------------------

     4.1  Orders.  edu.com will be solely responsible for processing orders
          ------
placed by customers (each, a "Customer") on the edu.com Site. edu.com will be solely responsible for order entry, payment processing, shipping, cancellations, returns, and related customer service for every order placed by a Customer on the edu.com Site. edu.com will establish all prices for the sale of its Products, in its discretion.

     4.2  edu.com Site Information.  edu.com will provide Snowball with any
          ------------------------
information reasonably required to implement any links to the edu.com Site contained in the Co-Branded eCommerce Pages. edu.com will give Snowball reasonable advance notice in the event edu.com changes its universal record locator (URL) for the edu.com Site.

5.   Payment.
     -------

     5.1  Payment.  edu.com shall pay Snowball the amounts described in Exhibit
          -------                                                       -------
B (Payments) on the payment terms also described in Exhibit B.  Payments made
-                                                   ---------
under this


                                       **Confidential treatment has been
                                       requested with respect to the information contained within the "[**]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission

Agreement after the applicable due date will incur interest at a rate equal to [**] per month or the highest rate permitted by applicable law, whichever is lower.

     5.2  Taxes.  All amounts payable under this Agreement are exclusive of all
          -----
sales, use, value-added, withholding, and other taxes and duties.

6.   Trademark and Other.
     -------------------

     6.1  Trademark License.  edu.com hereby grants Snowball, for the term of
          -----------------
this Agreement, a non-exclusive license to use, reproduce, display, and distribute materials including, the edu.com Marks in conjunction with Snowball's activities under this Agreement. All goodwill attributed to the edu.com Marks will inure to the benefit of edu.com exclusively. Any use of the edu.com Marks by Snowball will be pursuant to and in compliance with edu.com's guidelines for trademark usage, as provided to Snowball from time to time.

     6.2  Ownership.  Snowball will retain all right, title and interest in and
          ---------
to the PSN/IG Sites. edu.com will retain all right title and interest in and to the edu.com Site, the Products and the edu.com Marks, subject to the express license granted herein.


7.   Confidential Information.
     ------------------------

     7.1    Obligations.  Each party ("Receiving Party") agrees to treat as
            -----------
confidential all proprietary information disclosed to it by the other party ("Disclosing Party") including marketing information, customer data, any data described in Section 3.1 above and the terms of this Agreement ("Confidential Information"). Receiving Party agrees not to publish or disclose the Disclosing Party's Confidential Information to others except to those employees and subcontractors to whom disclosure is necessary in order to carry out the purposes of this Agreement. All tangible materials embodying such Confidential Information will remain the sole property of Disclosing Party and will be delivered to Disclosing Party by Receiving Party upon Disclosing Party's request. Receiving Party will inform all its employees and subcontractors who receive Confidential Information of the confidential nature of such Confidential information and of their obligation to keep same confidential and not to use it other than as permitted hereunder. For purposes of this Agreement, the reports provided to edu.com under Section 3.3 and the User Data not included in the Converted User Data will be the Confidential Information of Snowball.

     7.2    Exceptions.  Neither party will have any obligation with respect to
            ----------
any Confidential Information which: (a) was rightfully known to Receiving Party prior to receipt of such Confidential Information from Disclosing Party; (b) is lawfully obtained by Receiving Party from a third party under no obligation of confidentiality; (c) is or becomes generally known or available without any act or failure to act by Receiving Party; (d) is developed independently by Receiving Party. The Receiving Party may disclose the Confidential Information of the Disclosing Party if required by court order or by any other statutory or regulatory requirement; provided that, the Receiving Party has


                                       **Confidential treatment has been
                                       requested with respect to the information contained within the "[**]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission given the Disclosing Party reasonable notice of such order or requirement to allow the Disclosing Party to contest or limit the scope of such required disclosure (including application for a protective order).

8.   Term and Termination.
     --------------------

     8.1  Term.  This Agreement will commence on the Effective Date and remain
          ----
in effect until [**], unless terminated earlier under Section 2.1 (Termination Right) or this Section 8.

     8.2  Termination for Breach or Insolvency.  Either party may terminate this
          ------------------------------------
Agreement at any time prior to the expiration of its stated term in the event that: the other party materially breaches any term or condition of this Agreement, including without limitation the provisions of Section 2.2 (User
Data) and Section 7 (Confidential Information), and fails to cure such breach within thirty (30) days of written notice; or either party becomes the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors; or either party becomes the subject of an involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing.

     8.3  Effect of Termination.  If edu.com properly terminates this Agreement
          ---------------------
as provided in this Section and Section 2.1, then edu.com will pay any amounts due and payable to Snowball prior to such termination and will have no further payment obligations under this Agreement. In any event, the following provisions shall survive any termination of this Agreement: Section 2.2 (User
Data), Section 6.1 (Ownership), Section 7 (Confidential Information), Section
8.3 (Effect of Termination), Section 9 (Limitation of Liability), Section 10 (Indemnification) and Section 11 (General). Any proper termination of this Agreement by Snowball under Section 8.2 will not limit the accrual of damages under Section 5 (Payment) hereof; provided, however, that, nothing herein shall be deemed to limit or waive edu.com's rights of counterclaim regarding the satisfactory of provision of services by Snowball as described in this Agreement.

9.   Limitation of Liability.  EXCEPT WITH RESPECT TO EACH PARTY'S
     -----------------------
INDEMNIFICATION OBLIGATIONS AS SET FORTH IN SECTION 10: (A) NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES, OR ANY LOSS OR REVENUE, PROFITS, OR DATA, ARISING IN CONNECTION WITH THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; (B) SNOWBALL WILL NOT BE LIABLE TO EDU.COM UNDER ANY THEORY OF LAW FOR COSTS, EXPENSES, DAMAGES OR OTHER LOSSES IN EXCESS OF THE AMOUNTS ACTUALLY RECEIVED BY SNOWBALL FROM EDU.COM HEREUNDER; AND (C) EDU.COM WILL NOT BE LIABLE TO SNOWBALL UNDER ANY THEORY OF LAW FOR COSTS, EXPENSES, DAMAGES OR OTHER LOSSES IN EXCESS OF THE AMOUNTS PAYABLE BY


                                       **Confidential treatment has been
                                       requested with respect to the information contained within the "[**]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission

EDU.COM HEREUNDER (INCLUDING AMOUNTS PAYABLE UNDER SECTION 11.6).

10.  Indemnification.
     ---------------

     10.1 Snowball Obligations.  Snowball hereby agrees to defend, indemnify and
          --------------------
hold harmless edu.com and its subsidiaries, and their directors, officers, employees, and agents against any and all claims, actions, losses, damages, costs, and expenses (including reasonable attorneys' fees) (any or all of the foregoing hereinafter referred to as "Losses") arising out of or based on any claim related to the PSN/IG Sites other than those claims described in Section
10.2 below. Snowball's obligations under this Section are hereby expressly conditioned on the following: (a) edu.com provides Snowball with prompt notice of any such claim; (b) edu.com permits Snowball to assume and control the defense of such action, with counsel chosen by Snowball (who will be reasonably acceptable to edu.com); and (c) edu.com provides Snowball with any information or assistance requested by Snowball, at Snowball's expense.

     10.2 edu.com's Obligations.  edu.com hereby agrees to defend, indemnify and
          ---------------------
hold harmless Snowball and its subsidiaries, and their directors, officers, employees, and agents against any and all Losses arising out of or based on any claim related to the edu.com Site, the Products, any content or Product information provided to Snowball by edu.com or edu.com's activities (or omissions) with respect to any Customer. edu.com's obligations under this Section are hereby expressly conditioned on the following: (a) Snowball provides edu.com with prompt notice of any such claim; (b) Snowball permits edu.com to assume and control the defense of such action, with counsel chosen by edu.com (who will be reasonably acceptable to Snowball); and (c) Snowball provides edu.com with any information or assistance requested by edu.com, at edu.com's expense.

11.  General.
     -------

     11.1 Content.  Snowball shall retain editorial control of the PSN/IG Sites.
          -------
Any content submitted to Snowball by edu.com for inclusion in the Co-Branded eCommerce Pages, Banner Advertising or any part PSN/IG Sites or the Snowball Network shall not include any content that is misleading, obscene, derogatory, libelous, or otherwise offensive or that infringes the rights of any third party. Snowball may reject any content that it reasonably believes fails to comply with the provisions of this Section or is otherwise inappropriate for the users of the Snowball Network upon written notice to edu.com.

     11.2 Press Release.  Either party may issue a press release(s) describing
          -------------
the ecommerce relationship with edu.com established under this Agreement, with prior consent of the other party, which will not be unreasonably withheld.

     11.3 Waivers/Modifications.  Any waiver modification or amendment to any
          ---------------------
provision of this Agreement will be effective only if in writing and executed by both parties. The waiver by either party of any default or breach of this Agreement will not constitute a waiver of any other or subsequent default or breach.

     11.4 Notices.  All notices required to be given under this Agreement will
          -------
be deemed given when delivered personally or sent by confirmed facsimile or U.S. certified mail, return receipt requested, to the address shown in the preamble above, or as may otherwise be specified by either party to the other in writing.

     11.5 Severability.  If any provision of this Agreement is found illegal or
          ------------
unenforceable, it will be enforced to the maximum extent permissible, and the legality and enforceability of the other provisions of this Agreement will remain in full force and effect.

     11.6 Governing Law/Attorneys' Fees.  This Agreement will be governed by and
          -----------------------------
construed in accordance with the laws of the State of California applicable to agreements entered into, and to be performed entirely, within California between California residents. In the event that any action or proceeding is brought in connection with this Agreement, the prevailing party in such action or proceeding shall be entitled to recover its costs and reasonable attorneys' fees.

     11.7 No Partnership.  The relationship of the parties hereto is solely that
          --------------
of independent contractors, and not partners, joint venturers or agents.
Neither party has any authority to bind the other in connection with this Agreement.

     11.8 Entire Agreement.  This Agreement, including any exhibits attached
          ----------------
hereto, is the complete and exclusive agreement between the parties with respect to the subject matter hereof, and supersedes and replaces any and all prior or contemporaneous agreements regarding such subject matter.

     11.9 No Assignment.  Neither party may assign this Agreement without the
          -------------
other party's written consent except in the event of a reorganization, merger, consolidation or sale of all or substantially all of its assets. Any assignment in violation of this Section shall be null and void.

In Witness Whereof, the parties have entered into this Agreement as of the Effective Date.


EDU.COM,INC.                            SNOWBALL INC.

By: /s/ Jennifer Christensen            By:____________________________
   -------------------------

Name:  Jennifer Christensen             Name:__________________________
     -----------------------

Title:  Rewards Director                Title:_________________________
      ----------------------

                                   EXHIBIT A

                                 EDU.COM MARKS

                                   EXHIBIT B

                                    PAYMENT

1.    Minimum Payments
      ----------------

      edu.com shall make the following non-refundable payments to Snowball on or before the indicated dates:

          Payment Date                             Payment Amount

          [**]                                     [**]
          [**]                                     [**]
          [**]                                     [**]
          [**]                                     [**]
          [**]                                     [**]
          [**]                                     [**]
          [**]                                     [**]

2.   Additional Payments
     -------------------

     Each month edu.com shall pay Snowball the amounts shown for each Converted User as follows:

          Converted Users                          Payment/Converted User

          [**]                                     [**]
          [**]                                     [**]
          [**]                                     [**]
          [**]                                     [**]

     Payments under this Section 2 shall be made within thirty (30) days of the last day of each calendar month for each Converted User acquired during that applicable calendar month.

3.   Third Party Placements.
     ----------------------

     edu.com shall pay Snowball [**] for each Third Party Placement provided to Snowball for inclusion in the Co-Branded eCommerce Pages. Payments under this
Section 3 shall be made within thirty (30) days of the last day of each calendar month for each Third Party Placement included in the Co-Branded eCommerce Pages during that applicable calendar month.

                                       **Confidential treatment has been
                                       requested with respect to the information contained within the "[**]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission